EXHIBITS 5.1 and 23.1

[LETTERHEAD OF BINGHAM McCUTCHEN LLP]

January 31, 2014

SLM Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

SLM Education Credit Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

Re:      SLM Funding LLC and SLM Education Credit Funding LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to SLM Funding LLC and SLM Education Credit Funding LLC (the “Companies”), in connection with the preparation of a registration statement on Form S-3, registration numbers 333-190926 and 333-190926-01 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, an “Issuing Entity”) in one or more series (each, a “Series”) of Asset Backed Notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of an amended and restated trust agreement, a servicing agreement, an indenture and an administration agreement (each, an “Agreement”) among either Company, an indenture trustee (the “Indenture Trustee”), an owner or eligible lender trustee, as applicable (each, the “Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Companies as we consider appropriate.  As to all matters of fact, we have entirely relied upon certificates of officers of the Companies and of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement and the prospectus and forms of prospectus supplement included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Each opinion set forth below relating to the binding effect of the Notes is subject to the following general qualifications:

(i)        the enforceability of any obligation of the Issuing Entity or otherwise may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and

(ii)       the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited solely to the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law.

Based upon and subject to the foregoing, we are of the opinion that each Series of Notes, when duly authorized by all requisite statutory trust action on the part of the Issuing Entity, executed by the Trustee and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor as described in the Registration Statement will be entitled to the benefits of the Indenture and enforceable against the Issuing Entity in accordance with their terms.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the prospectus and prospectus supplement.  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Securities Act.

Very truly yours, /s/ Bingham McCutchen LLP BINGHAM McCUTCHEN LLP